SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A
                                     Amended
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of  earliest event reported)  SEPTEMBER 1, 1998

                               COMPUTER POWER INC.
             (Exact name of registrant as specified in its charter)

New Jersey                               0-15927                22-1981869
----------------------------           -----------             -------------
(State or other jurisdiction           (Commission             (IRS Employer
of incorporation)                       File No.)            Identification No.)

Registrant's telephone number, including area code 908-638-8000

Item 4   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         On September 1, 1998, the company dismissed its independent accountants, Arthur Andersen, LLP and engaged a new independent accountant, Rosenberg Rich Baker Berman & Company, to audit the financial statements for the fiscal year ended December 31, 1998. The decision to change accountants was approved by the company's board directors.

         The reports on the financial statements of the company for the past two years and the subsequent interim period through September 1, 1998, the date of dismissal, do not contain any adverse opinion or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles and there were no disagreements or reportable events with the former accountant.

         This change in the company's accountants was due to the registrant's desire to reduce cost. There were no disagreements with Arthur Andersen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 9, 1998                                   By: /s/ Thomas E. Marren Jr.
                                                       -------------------------
                                                        /s/ Thomas E. Marren Jr.
                                                            President